As filed with the Securities and Exchange Commission on February 28, 2002

                                                Registration No. _______________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549
                      ----------------------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                           ZARLINK SEMICONDUCTOR INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Canada
         --------------------------------------------------------------
         (State or Other Jurisdiction of Incorporation or Organization)

                                      None
                      ------------------------------------
                      (I.R.S. Employer Identification No.)

              400 March Road
         Ottawa, Ontario, Canada                                    K2K 3H4
--------------------------------------------------------------------------------
  (Address of Principal Executive Offices)                      (Postal Code)

       ZARLINK SEMICONDUCTOR INC. 1991 STOCK OPTION PLAN FOR KEY EMPLOYEES
                     AND NON-EMPLOYEE DIRECTORS, AS AMENDED
       -------------------------------------------------------------------
                              (Full Title of Plan)

                          Donald G. McIntyre, Secretary
                           Zarlink Semiconductor Inc.
                                 400 March Road
                                 Ottawa, Ontario
                                 Canada K2K 3H4
                     ---------------------------------------
                     (Name and Address of Agent For Service)

                                 (613) 592-0200
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                                    Copy to:
                             Denise M. Tormey, Esq.
                                  RubinBaum LLP
                              30 Rockefeller Plaza
                            New York, New York 10112
                     ---------------------------------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================
 TITLE OF SECURITIES TO    AMOUNT TO BE     PROPOSED MAXIMUM    PROPOSED MAXIMUM        AMOUNT OF
     BE REGISTERED         REGISTERED(1)   OFFERING PRICE PER  AGGREGATE OFFERING    REGISTRATION FEE
                                                  SHARE               PRICE
-----------------------------------------------------------------------------------------------------
 Common Shares             4,227,033(2)           $9.29(3)      $39,269,136.57(3)       $9,385.33
(no par value)
=====================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement also covers such indeterminable number of additional shares as may become issuable pursuant to the terms of Zarlink Semiconductor Inc.'s 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended, that are designed to prevent dilution resulting from stock splits, stock dividends or similar events.

(2) Represents Common Shares reserved for issuance pursuant to options available for grant, or granted but not exercised, under Zarlink Semiconductor Inc.'s 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended.

(3) This estimate is made pursuant to Rule 457(h) solely for the purpose of calculating the amount of the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of Zarlink Semiconductor Inc.'s Common Shares for shares traded on February 22, 2002 on the New York Stock Exchange.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Item 1. Plan Information.*

      Item 2. Registrant Information and Employee Plan Annual Information.*

      *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      Item 3. Incorporation of Documents by Reference.

      The following documents or portions thereof, as filed with the Securities and Exchange Commission (the "Commission") by Zarlink Semiconductor Inc., a Canadian corporation (the "Registrant"), are incorporated herein by reference:

      (1) the Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

      (2) all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (1) above.

      (3) the description of the Common Shares, no par value, of the Registrant contained in the section entitled "Description of Capital Stock" of the Registrant's Registration Statement on Form 10 filed on April 21, 1981 pursuant to Section 12 of the Exchange Act.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

      Item 4. Description of Securities.

      Not applicable.

      Item 5. Interests of Named Experts and Counsel.

      Not applicable.

      Item 6. Indemnification of Officers and Directors.

      The Canada Business Corporations Act (the "CBCA") provides that a corporation may indemnify a current or former director or officer of the corporation against all costs, charges and expenses incurred by such director or officer in respect of any civil, criminal or administrative action or proceeding to which he is made a party in his capacity as director or officer, provided he acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

      The CBCA further provides that a director or officer of a corporation who is substantially successful on the merits in his defense of the action or proceeding and fulfills the other requirements outlined in the preceding paragraph is entitled to indemnity from the corporation.

      The By-laws of the Registrant reflect the indemnity provision of the CBCA and read as follows:

            6.02 Indemnity. Subject to the limitations contained in the Act, [Zarlink Semiconductor Inc.] shall indemnify a director or officer, a former director or officer, or a person who acts or acted at [Zarlink Semiconductor Inc.'s] request as a director or officer of a body corporate of which [Zarlink Semiconductor Inc.] is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of [Zarlink Semiconductor Inc.] or such body corporate, if

            (a) he acted honestly and in good faith with a view to the best interests of [Zarlink Semiconductor Inc.]; and

            (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

            [Zarlink Semiconductor Inc.] shall also indemnify such person in such other circumstances as the Act or law permits or requires.

      The Registrant currently has in force Directors' and Officers' Liability insurance policies in the amount of U.S. $30,000,000 for the benefit of the directors and officers of the Registrant and its subsidiaries.

      Item 7. Exemption From Registration Claimed.

      Not Applicable.

      Item 8. Exhibits.

      The following is a complete list of exhibits filed as a part of this Registration Statement:

Exhibit No. Document
----------- --------

4.1 Zarlink Semiconductor Inc. 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended to date.

4.2         Form of Specimen Certificate for Common Shares of the Registrant.

4.3 Conformed Composite Copy of the Registrant's Articles, as amended to date.

5.1 Opinion of Stikeman Elliott regarding the validity and offering of the Common Shares being registered.

23.1        Consent of Stikeman Elliott (included in Exhibit 5.1).

23.2        Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).

      Item 9. Undertakings.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

      (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification in against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Ontario, Canada, on February 25, 2002.

                                   ZARLINK SEMICONDUCTOR INC.

                                   By:  /s/ Patrick J. Brockett
                                        ----------------------------------------
                                   Name:  Patrick J. Brockett
                                   Title: President & Chief Executive Officer

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jean-Jacques Carrier and Donald G. McIntyre his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                           Title                         Date
   ---------                           -----                         ----
/s/ Kirk K. Mandy           Vice Chairman of the Board         February 25, 2002
-----------------
Kirk K. Mandy

/s/ Patrick J. Brockett     President, Chief Executive         February 25, 2002
-----------------------     Officer and Director
Patrick J. Brockett

/s/ Jean-Jacques Carrier    Senior Vice President of           February 25, 2002
------------------------    Finance, Chief Financial
Jean-Jacques Carrier        Officer and Director

/s/ Donald G. McIntyre      Senior Vice President of           February 25, 2002
----------------------      Human Resources, General
Donald G. McIntyre          Counsel, Secretary and Director

/s/ Kent Plumley            Director                           February 25, 2002
----------------
Kent Plumley

                                  EXHIBIT INDEX

Exhibit No. Document
----------- --------

4.1 Zarlink Semiconductor Inc. 1991 Stock Option Plan for Key Employees and Non-Employee Directors, as amended to date.

4.2         Form of Specimen Certificate for Common Shares of the Registrant.

4.3 Conformed Composite Copy of the Registrant's Articles, as amended to date.

5.1 Opinion of Stikeman Elliott regarding the validity and offering of the Common Shares being registered.

23.1        Consent of Stikeman Elliott (included in Exhibit 5.1).

23.2        Consent of Ernst & Young LLP.

24.1 Powers of Attorney (included on the signature page of this Registration Statement).